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           [CORREA BERGER & ASSOCIATE, CPA's., P.L.L.C. LETTERHEAD]


                                                                    June 2, 1998


Board of Directors, Century Industries, Inc.
11708 Bowman Green Drive
Reston, VA 22090
Att: Messrs., David A. Scibal, Chairman & Ted L. Schwartzbeck, CEO VIA U.S. POSTAL SERVICE AND FACSIMILE TO (703) 356-4466


Re: Response to the Form 8-K filed by Century Industries Inc. on May 20, 1998.

As we mentioned in our May 22, 1998 letter please find attached our response to the aforementioned Form 8-K.

Sincerely,


Correa Berger & Associate, CPA's., P.L.L.C.

/s/ JULIO CORREA BERGER

Julio Correa Berger, P.L.L.C. Member/Manager


Enclosure: 1 page


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           [CORREA BERGER & ASSOCIATE, CPA's., P.L.L.C. LETTERHEAD]

                                                                    June 2, 1998


Office of the Chief Accountant
U.S. Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, DC 20549


Re: Century Industries, Inc.
Commission File Number: 0-9969

Gentlemen:

We have reviewed the Form 8-K filed by Century Industries Inc. on May 20, 1998 regarding the change of independent auditors for the year ending December 31, 1998, and we do not agree with the Company's statements that there were no disagreements between us. There were several matters of disagreements between us, both as to auditing procedures and application of accounting principles. Certain disagreements were documented in writing from the Company and several others were communicated verbally by telephone. These included, among others, our need to visit the Company's offices, the accounting for parent company stock held by subsidiaries, the audit requirements for a Limited Partnership and the determination of materiality for investments held by the parent company. However, as evidenced by our firm's issuance of an unqualified audit opinion with reference both to compliance with generally accepted auditing standards and conformity with generally accepted accounting principles, all of such disagreements were resolved to our satisfaction. This disclosure is required by
Item 304 of regulation S-B, even in the case of resolution to the auditor's satisfaction.
Sincerely,

Correa Berger & Associate, CPA's., P.L.L.C.

/s/ JULIO CORREA BERGER

Julio Correa Berger, P.L.L.C. Member/Manager

cc: Robert Flynn, Esq. c/o Century Industries, Inc.